Exhibit 99.1

DIGI POWER X INC.

Nasdaq: DGXX | Cboe Canada: DGX

A Vertically Integrated AI Infrastructure Company

Digi Power X Reports Second Quarter 2026 Financial Results and Provides Operational Update and 2027 Outlook

Highlights $1.1 Billion of Contracted AI Infrastructure Revenue, First AI Compute Revenue, Positive Adjusted EBITDA and Strong Balance Sheet

MIAMI, FL – August 14, 2026 – Digi Power X Inc. (Nasdaq: DGXX / Cboe Canada: DGX) (“Digi Power X” or the “Company”), an AI data center infrastructure operator, today reported its financial and operating results for the second quarter ended June 30, 2026 (all amounts in U.S. dollars, unless otherwise indicated). The Company’s quarterly report on Form 10-Q, which includes unaudited consolidated financial statements and management’s discussion and analysis (“MD&A”) for the quarter ended June 30, 2026, has been filed and made accessible under the Company’s continuous disclosure profile on SEDAR+ at www.sedarplus.ca and is also available on EDGAR at www.sec.gov/edgar.

Second Quarter 2026 Highlights

All amounts in U.S. dollars (millions)

●	Revenue of approximately $6.6 million for the second quarter of 2026;

●	Net loss of approximately $14.4 million for Q2 2026;

●	Generated the Company’s first AI compute revenue, with approximately $1.1 million of GPU bare-metal rental revenue from approximately five weeks of operations;

●	Approximately $30 million invested in GPU infrastructure, representing approximately 0.6 MW of deployed AI compute capacity;

●	$1.1 billion of contracted AI data center future revenue, with an option to expand the relationship that could increase the total potential contract value to approximately $2.5 billion;

●	$142.4 million of cash and cash equivalents as at June 30, 2026;

●	Combined total of $127.5 million of property, plant and equipment, net, and long-term amounts assets;

●	$279.6 million of total assets and $265.0 million of shareholders’ equity as at June 30, 2026;

●	Positive Adjusted EBITDA[1] of approximately $3.3 million, compared with approximately $0.1 million in the prior-year period.

For Q2 2026, the Company reported revenue of approximately $6.6 million, including:

●	approximately $3.6 million from colocation services and legacy mining;

●	$1.9 million from energy sales; and

●	$1.1 million from GPU rental.

[1]	Adjusted EBITDA is a non-GAAP financial measure presented as a supplement to GAAP results. See “Adjusted EBITDA—GAAP Reconciliation” and “Non-GAAP Financial Measures” below.”

CEO Commentary

“Q2 represents an important inflection point in Digi Power X’s transformation into an AI infrastructure company. We generated our first AI compute revenue, with approximately $1.1 million generated from approximately five weeks of GPU bare-metal operations. Our initial approximately $30 million investment in GPU infrastructure represents approximately 0.6 MW of deployed capacity, demonstrating what we believe is the significant revenue density and scalability of this business.

At the same time, we have approximately $1.1 billion of contracted AI data center future revenue, with an opportunity to increase the total potential contract value to approximately $2.5 billion. With approximately $150 million of cash today, no debt and a growing portfolio of AI infrastructure and power assets, we believe we have established a strong financial foundation from which to execute our growth strategy.

Our priority remains execution - delivering Alabama on schedule, scaling our GPU compute platform and developing the power-secured sites that can drive our growth in 2027 and beyond. The Company is pleased to announce that it also in advanced discussions with lenders to finalize debt financing for the Alabama data center and has engaged Goldman Sachs to assist in syndicating the financing.”

— Michel Amar, Chairman & Chief Executive Officer, Digi Power X Inc.

Strong Balance Sheet and Capital Position

Amounts in U.S. dollars (millions)

●	The Company’s cash and cash equivalents position subsequently increased to approximately $150 million as of August 14, 2026;

●	Approximately $110 million of year-to-date capital investment and equipment deposits.

Operational Updates

Alabama – Tier III AI Data Center

Construction of Digi Power X’s purpose-built Tier III AI data center in Columbiana, Alabama continues to progress on schedule. The Company expects Phase 1, representing 15 MW of IT load, to be delivered in December 2026, followed by Phase 2, representing an additional 25 MW, in March 2027, for up to 40 MW of IT load.

The Company’s 10-year AI data center agreement represents approximately $1.1 billion of contracted revenue, with an option to expand the relationship that could increase the total potential contract value to approximately $2.5 billion.

NeoCloudz - GPU Bare-Metal AI Compute

Digi Power X has invested approximately $30 million in GPU infrastructure, representing approximately 0.6 MW of deployed AI compute capacity. The platform generated approximately $1.1 million of revenue during Q2 2026 from approximately five weeks of operations, marking Digi Power X’s first AI compute revenue.

The Company’s B300 GPU bare-metal infrastructure has operated at 100% uptime since May 2026. Based on the performance of the initial deployment and current market opportunities, Digi Power X plans to expand its GPU bare-metal platform by approximately 10 MW during 2027. The Company is also actively evaluating additional power sites to support future expansion.

President Commentary

“In this business, you are underwritten on what you have delivered, not what you have announced,” said Alec Amar, Co-Founder and President. “Columbiana is our flagship and delivering it on schedule establishes the operating track record that hyperscale customers and project lenders require. Everything in our development pipeline is easier the day Phase 1 energizes.”

— Alec Amar, President, Digi Power X Inc.

New York - AI Conversion

Digi Power X continues to prepare its New York infrastructure assets for conversion to AI data center operations. The Company is targeting the transition of these sites beginning in Q3 and Q4 2027.

The Company has received reassurance regarding the grandfathered status of its existing operations and continues to advance engineering and development planning for the AI transition.

North Carolina - Future AI Campus

Digi Power X owns approximately 40 acres adjacent to one of North Carolina’s largest electrical switchyards and is advancing development planning for a large-scale AI data center campus.

The current development plan contemplates approximately 75 MW in 2029 and an additional 75 MW in 2030. The North Carolina site represents an important component of Digi Power X’s longer-term strategy to develop a geographically diversified portfolio of power-secured AI infrastructure assets.

West Virginia - 1.3 GW Power Opportunity

The Company continues to assess opportunities associated with its previously announced LOI involving a 1.3 GW power generation asset in West Virginia. Digi Power X is evaluating potential structures for participating in the asset and how its available power could support the Company’s longer-term AI infrastructure strategy.

Silicon Valley Office

The Company is pleased to announce that it will be opening its Silicon Valley office in Q3 2026 to house its dedicated engineering team for its GPU-as-a-Service business.

CTO Commentary

“The platform we built in Alabama demonstrated modular AI data centers and AI Factories at scale. Our Silicon Valley Lab will build on that foundation to advance GPU as a Service and power the next generation of AI Inference Clouds. We are bringing together top talent in MLOps, AI kernels, and GPU networking to build it.”

— Jagan Jeyapaul, Chief Technology Officer, Digi Power X Inc.

US Data Centers Inc.

During Q2 2026, US Data Centers Inc., a subsidiary of the Company (“USDC”), raised outside capital at a $125 million pre-money valuation. Digi Power X believes its approximate 48% ownership interest in USDC provides shareholders with additional exposure to the potential growth and commercialization of USDC’s modular AI data center platform.

2027 Outlook

Based on its contracted business, available power and planned AI infrastructure deployments, the Company is targeting an annualized revenue run-rate of approximately $250 million to $300 million by Q3 2027. The Company’s 2027 outlook consists of two principal components:

Contracted Revenue

Based on existing customer contracts and scheduled deployments, Digi Power X expects to reach approximately $140 million of annualized contracted revenue run-rate during 2027.

The Company’s existing AI data center agreement represents approximately $1.1 billion of total contracted revenue, with an option to expand the relationship that could increase the total potential contract value to approximately $2.5 billion.

Expected Revenue Based on Available Power

In addition to its contracted revenue base, Digi Power X expects to have additional power and infrastructure available during 2027 to support further AI deployments. The Company is targeting approximately 40 MW of additional colocation capacity and approximately 10 MW of additional GPU bare-metal compute capacity.

Based on its available power, planned capacity and current market opportunities, management expects these additional deployments to provide the incremental revenue required to achieve the Company’s targeted $250 million to $300 million annualized revenue run-rate by Q3 2027, subject to customer contracting, deployment schedules and utilization.

The Company expects the transition toward this higher revenue profile to become increasingly visible during the second half of 2026, with Q3 2026 revenue expected to increase significantly compared with Q2 2026. These targets are subject to execution, customer ramp, financing availability and the other factors described under “Forward-Looking Statements” below.

Conference Call Details

The Company will host a conference call to discuss its second quarter 2026 results on August 14, 2026 at 8:30 AM ET. The conference call can be accessed by dialing the numbers below, or guests can utilize the Call Me link.

1-877-407-9039 or 1-201-689-8470.

Call Me: https://callme.viavid.com/viavid/?callme=true&passcode=13750233&h=true&info=company&r=true&B=6

A live webcast and replay will be available at investors.digipowerx.com.

Adjusted EBITDA — GAAP Reconciliation

The following table reconciles GAAP net loss to EBITDA and Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure presented as a supplement to GAAP results. See “Non-GAAP Financial Measures” below.

Amounts in U.S. dollars (millions)

Line Item	Q2 2026 ($M)
Net Loss (GAAP)	$(14.4)
Add: Depreciation & Amortization	4.1
EBITDA	$(10.2)
Add: Share-based Compensation	5.8
Add: Crypto Revaluation Loss	2.8
Add: Warrant FV Loss	5.0
Adjusted EBITDA — Q2 2026	$3.3

EBITDA and Adjusted EBITDA exclude share-based compensation, digital currency revaluation, changes in fair value of financial instruments, and capitalized AI infrastructure payroll costs. These non-GAAP measures are not substitutes for GAAP results.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, and further adjusted to exclude share-based compensation, digital currency revaluation, changes in fair value of financial instruments (including warrant liabilities), gain/loss on settlement of debt, and gains or losses on sale of property and equipment. Management believes that providing this non-GAAP financial measure that excludes these items allows for meaningful comparisons between the Company’s core business operating results and those of other companies and provides the Company with an important tool for financial and operational decision making and for evaluating its own core business operating results over different periods of time. In addition to management’s internal use of non-GAAP Adjusted EBITDA, management believes that Adjusted EBITDA is also useful to investors and analysts in comparing our performance across reporting periods on a consistent basis. The Company’s Adjusted EBITDA measure may not be directly comparable to similar measures provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. The Company’s Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as a substitute for, or superior to, net loss or any other measure of performance calculated in accordance with GAAP.

About Digi Power X

Digi Power X is an AI infrastructure company, operating a vertically integrated portfolio of power assets and data center capacity across Alabama, New York, and North Carolina. The Company’s NeoCloudz platform delivers GPU-as-a-Service on dedicated, bare metal NVIDIA infrastructure. For more information, visit www.digipowerx.com.

Investor Relations

For further information, please contact:

Michel Amar, Chief Executive Officer

Digi Power X Inc.

www.digipowerx.com

Investor Relations: T: 888-474-9222 | Email: IR@digihostpower.com

Cautionary Statement

Trading in the securities of the Company should be considered highly speculative. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein. Cboe Canada does not accept responsibility for the adequacy or accuracy of this release.

Cautionary Note and Forward-Looking Statements

Except for the statements of historical fact, this news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) that are based on expectations, estimates and projections as at the date of this news release and are covered by safe harbors under Canadian and United States securities laws. Forward-looking information in this news release includes the statements under “2027 Outlook” and other statements regarding goals, expectations and targets for the business of Digi Power X, including through USDC. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “goals,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking information is subject to a variety of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: the Company’s ability to maintain and obtain new customers; that any additional commercial agreements under discussion will be entered into, or that the West Virginia or upstate New York opportunities will be realized; the Company’s ability to fulfill its obligations pursuant to its colocation agreements; counterparty performance; the Company’s ability to execute its evolving business model and strategy, including as it relates to its expansion into the data center market; future capital needs and uncertainty regarding the Company’s and USDC’s ability to raise additional capital or obtain financing; Phase 2 deployment of the Company’s purpose-built AI data center campus is conditioned on the Company securing adequate financing, and there can be no assurance that financing will be completed on the terms contemplated or at all; costs associated with the development, manufacturing and deployment of AI infrastructure; risks relating to construction and equipment delivery; delivery of deployment of equipment may not occur on the timelines anticipated by the Company, or at all; global demand for AI computing infrastructure; further improvements to profitability and efficiency may not be realized; permitting and interconnection, regulatory matters, and general economic and market conditions; and other related risks, some of which are more fully set out in the Annual Information Form of the Company and other documents disclosed under the Company’s filings at www.sedarplus.ca and in the Company’s annual, quarterly and current reports filed with the SEC. The forward-looking information in this news release reflects the current expectations, assumptions and/or beliefs of the Company based on information currently available to the Company. Forward-looking information is not a guarantee of future performance, and accordingly undue reliance should not be put on such information due to the inherent uncertainties therein. The Company undertakes no obligation to revise or update any forward-looking information other than as required by applicable law.